Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER OR

BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

OF

NBCUNIVERSAL MEDIA, LLC

$900,000,000 2.100% Senior Notes due 2014 (CUSIP: 62875UAM7, U63763AF0)

$1,000,000,000 3.650% Senior Notes due 2015 (CUSIP: 62875UAF2, U63763AC7)

$1,000,000,000 2.875% Senior Notes due 2016 (CUSIP: 62875UAJ4, U63763AE3)

$2,000,000,000 5.150% Senior Notes due 2020 (CUSIP: 62875UAA3, U63763AA1)

$2,000,000,000 4.375% Senior Notes due 2021 (CUSIP: 62875UAH8, U63763AD5)

$1,000,000,000 6.400% Senior Notes due 2040 (CUSIP: 62875UAD7, U63763AB9)

$1,200,000,000 5.950% Senior Notes due 2041 (CUSIP: 62875UAN5, U63763AG8)

(the “Old Notes”)

To Registered Holder or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated [Date of Prospectus] (the “Prospectus”) of NBCUniversal Media, LLC, a Delaware limited liability company (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

This will instruct you, the registered holder or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

In the following table, please fill in the aggregate principal amount of each series of Old Notes held by you for the account of the undersigned and the principal amount, if any, of such series of Old Notes to be tendered in the Exchange Offer. If you do not wish to tender any Old Notes of such series, please check the box indicated:

Old Notes	Principal Amount Held (please fill in)	Principal Amount to be Tendered (if applicable, please fill in)*	Check only if you do NOT wish to tender Old Notes of the Indicated Series
$900,000,000 2.100% Senior Notes due 2014 (62875UAM7, U63763AF0)	$	$	☐	Do NOT Tender
$1,000,000,000 3.650% Senior Notes due 2015 (62875UAF2, U63763AC7)	$	$	☐	Do NOT Tender
$1,000,000,000 2.875% Senior Notes due 2016 (62875UAJ4, U63763AE3)	$	$	☐	Do NOT Tender
$2,000,000,000 5.150% Senior Notes due 2020 (62875UAA3, U63763AA1)	$	$	☐	Do NOT Tender
$2,000,000,000 4.375% Senior Notes due 2021 (62875UAH8, U63763AD5)	$	$	☐	Do NOT Tender
$1,000,000,000 6.400% Senior Notes due 2040 (62875UAD7, U63763AB9)	$	$	☐	Do NOT Tender
$1,200,000,000 5.950% Senior Notes due 2041 (62875UAN5, U63763AG8)	$	$	☐	Do NOT Tender

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an “affiliate” of the Company, (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

*

Old Notes may be tendered in whole or in part in the principal amount of $2,000 and multiples of $1,000 in excess thereof; provided, that if any Old Notes of a series are tendered for exchange in part, the untendered amount of such Old Notes must be in denominations of $2,000 and multiples of $1,000 in excess thereof.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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